UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2008

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On March 16, 2008, Electronic Arts Inc. (“EA”) issued a press release in which it announced that it had entered into a letter of employment with John Pleasants, age 42, (the “Offer Letter”) under which EA agreed to appoint Mr. Pleasants as President, Global Publishing and Chief Operating Officer.

Prior to joining EA, Mr. Pleasants was an investor in, and served as an advisor to, various privately-held companies. From September 2005 until June 2007, Mr. Pleasants served as President and Chief Executive Officer of Revolution Health Group, a comprehensive consumer-directed healthcare company. From November 1996 until September 2005, Mr. Pleasants held various senior positions at IAC/InterActiveCorp, including, most recently, President and Chief Executive Officer of Ticketmaster (a division of IAC). Mr. Pleasants holds a B.A. in political science from Yale University and an M.B.A. from Harvard Business School.

A copy of the press release is attached hereto as Exhibit 99.1.

Compensatory Arrangements with Mr. Pleasants

A copy of the Offer Letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

The material terms of the Offer Letter are as follows:

•	Mr. Pleasants’ annual base salary will be $600,000 and his discretionary target bonus percentage will be 75% of his annual base salary.

•	EA has agreed to pay Mr. Pleasants a one-time bonus of $500,000 (minus applicable taxes).

•

EA has agreed to grant Mr. Pleasants a stock option to purchase 500,000 shares of the company’s common stock pursuant to EA’s 2000 Equity Incentive Plan. The stock option will vest as to 24% of the shares twelve months from the first day of the month in which the grant is made, and will then vest in additional 2% increments each month thereafter for the following 38 months.

•	EA has agreed to grant Mr. Pleasants 75,000 restricted stock units, which vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the original grant.

•

EA will assist Mr. Pleasants with relocation-related expenses, which are currently estimated to be approximately $513,685. In the event Mr. Pleasants voluntarily leaves his employment with EA or is terminated for cause (as defined by California law) prior to the one year anniversary of the date of his hire, he has agreed to pay EA an amount equal to all relocation and gross up expenses incurred by EA through his date of termination.

In accordance with EA’s standard equity grant policies, Mr. Pleasants’ stock option and restricted stock units are scheduled to be granted on March 17, 2008.

Mr. Pleasants will participate in the compensation and benefit programs generally available to EA’s executive officers.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated February 19, 2008

99.1	Press release dated March 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: March 17, 2008	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President,
General Counsel and Secretary